Exhibit 99.1

RUBICON TECHNOLOGY, INC REPORTS THIRD QUARTER RESULTS

Franklin Park, Ill – October 29, 2008— Rubicon Technology (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, Semiconductor, and Optical industries, today reported financial results for its third quarter ended September 30, 2008.

Revenue for the third quarter was $11.8 million, a 29 percent increase over the third quarter of 2007 and a 2 percent increase over the second quarter of 2008. Diluted EPS was $0.07 in the third quarter as compared with $0.10 for the second quarter of 2008. Results of operations for the third quarter of 2008 were in line with the Company’s recent guidance.

Raja Parvez, CEO of Rubicon Technology, said, “During the quarter we saw very positive signs of the LED industry moving to larger diameter substrates, which is Rubicon’s greatest strength. However, we were also impacted by the significant short-term challenges that many of our customers are facing as a result of the global economic downturn.”

The Company had two non-recurring items affect its results for the quarter. The Company recorded $1.3 million of contracted research revenue based on milestones met in the development of 8” substrates for the SoS market. A loss on disposal of assets was also recorded in the amount of $1.2 million.

Bill Weissman, Rubicon’s Chief Financial Officer, said, “We are retiring some of our older equipment, which will be replaced by newer, more efficient equipment this year and early next year. This initiative will improve our margins by reducing operating costs and increasing throughput.”

Fourth Quarter 2008 Outlook

Commenting on the fourth quarter outlook, Mr. Parvez continued, “As we previously announced, the weakness in consumer spending associated with the global economic downturn has significantly impacted our LED and SoS customers. Our customers have very little demand visibility at the moment, which makes it difficult to project our future revenues. However, we expect the fourth quarter to be particularly challenging for us as our customers continue to work through their inventory. We anticipate revenue in the fourth quarter will be between $4.0 million and $6.0 million, which would result in approximately a $1.0 to $2.0 million net loss for the period.”

Mr. Parvez continued, “We are excited by the advancements in the LED industry and about our positioning to address this evolving market. While these are challenging times, we have a strong balance sheet and great relationships in the market, which will enable us to manage through these short term challenges.”

Conference Call Details

Rubicon will host a conference call at 8:30 a.m. Eastern time on October 30, 2008 to review the highlights of the third quarter results and the fourth quarter 2008 outlook. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Rubicon’s website at http://www.rubicon-es2.com/index.html. An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. November 6, 2008, and can be accessed by dialing (888)-286-8010 or (617) 801-6888 (international). Callers should reference conference ID 90310832. The webcast will be archived on the Company’s website.

About Rubicon

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is actively developing larger diameter products to support next-generation LED, RFIC and optical window applications.

Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the third quarter of 2008, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release and the tables attached include the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP revenue, non-GAAP gross and operating margin, non-GAAP operating expenses and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

We recorded contract research revenue and loss from disposal of assets, which, based on the size of these transactions, are non-recurring in nature. Accordingly, we believe that non-GAAP revenue, non-GAAP gross and operating margin, non-GAAP operating expenses and non-GAAP diluted earnings per share, excluding these items are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include these expenses for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to that of our competitors. Accordingly, we believe that the presentation of non-GAAP revenue, non-GAAP gross and operating margin, non-GAAP operating expenses and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP revenue, non-GAAP gross and operating margin, non-GAAP operating expenses and non-GAAP diluted earnings per share versus revenue, gross and operating margin, operating expenses and diluted earnings per share calculated in accordance with GAAP is that other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP revenue, non-GAAP gross and operating margin, non-GAAP operating expenses and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Rubicon Technology, Inc.

Condensed Balance Sheets

(in thousands)

	September 30, 2008 (unaudited)	December 31, 2007 (audited)
Assets
Cash and cash equivalents	$5,061	$4,380
Restricted cash	7	10
Short-term investments	47,315	67,765
Accounts receivable, net	8,037	4,673
Inventories, net	5,602	2,522
Other current assets	4,053	2,558

Total current assets	70,075	81,908
Property and equipment, net	37,659	26,303
Investments	9,916	3,200

Total assets	$117,650	$111,411

Liabilities and Stockholders’ Equity
Accounts payable	$3,913	$2,572
Accrued and other current liabilities	1,869	3,157

Total liabilities	5,782	5,729

Stockholders’ equity	111,868	105,682

Total liabilities and stockholders’ equity	$117,650	$111,411

Rubicon Technology, Inc.

Condensed Statements of Operations (unaudited)

(in thousands except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenue	$11,758	$9,117	$33,796	$24,565
Cost of goods sold	7,514	5,769	21,351	16,236

Gross profit	4,244	3,348	12,445	8,329

General and administrative expenses	1,356	1,226	5,301	3,578
Sales and marketing expenses	218	157	699	492
Research and development expenses	179	177	679	553
Loss on disposal of assets	1,215	87	1,215	139

Total operating expenses	2,968	1,647	7,894	4,762

Income from operations	1,276	1,701	4,551	3,567

Other income (expense):
Change in carrying value of convertible preferred stock warrants	—	(2,839)	—	(3,560)
Interest income (expense) and other, net	392	(190)	1,691	(820)

Total other income (expense)	392	(3,029)	1,691	(4,380)

Income before income taxes	1,668	(1,328)	6,242	(813)
Income tax expense	49	—	173	—

Net income	1,619	(1,328)	6,069	(813)

Dividends on preferred stock	—	(1,543)	—	(4,712)
Accretion of redeemable preferred stock	—	(25,884)	—	(46,222)

Net income (loss) attributable to common stockholders	$1,619	$(28,755)	$6,069	$(51,747)

Net income (loss) per common share attributable to common stockholders:
Basic	$0.08	$(81.07)	$0.29	$(179.92)
Diluted	$0.07	$(81.07)	$0.27	$(179.92)

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common stockholders:
Basic	21,222,321	354,696	20,891,128	287,614
Diluted	22,084,570	354,696	22,262,889	287,614

Rubicon Technology, Inc.

Condensed Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$1,619	$(1,328)	$6,069	$(813)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,187	915	3,236	2,486
Changes in carrying value of convertible stock warrants	—	2,839	—	3,560
Net loss on disposal of equipment	1,215	87	1,215	139
Other	195	39	571	514
Changes in operating assets and liabilities
Accounts receivable, net	(626)	(262)	(3,364)	(1,163)
Inventories	(2,195)	(391)	(3,080)	(779)
Other current assets	(293)	(1,859)	(1,509)	(2,268)
Accounts payable	(1,683)	944	1,341	1,622
Accrued expenses and other current liabilities	175	785	(1,245)	758

Net cash provided by (used in) operating activities	(406)	1,769	3,234	4,056

Cash flows from investing activities
Purchases of property and equipment	(4,935)	(2,186)	(15,807)	(6,740)
Proceeds from disposal of assets	—	—	—	30
Sale of investments (short and long-term)	5,985	—	12,716	—

Net cash provided by (used in) investing activities	1,050	(2,186)	(3,091)	(6,710)

Cash flows from financing activities
Payments on capital lease	—	(39)	(29)	(210)
Proceeds net of payments from line of credit	—	(2,000)	—	27
Proceeds net of payments on long-term debt	—	—	—	359
Other financing activities	18	4	567	6

Net cash provided by (used in) financing activities	18	(2,035)	538	182

Net increase (decrease) in cash and cash equivalents	662	(2,452)	681	(2,472)
Cash and cash equivalents, beginning of period	4,399	3,618	4,380	3,638

Cash and cash equivalents, end of period	$5,061	$1,166	$5,061	$1,166

Rubicon Technology, Inc.

Q3’08 and Q3’07 Reconciling Items to Financial Statements—GAAP to Non-GAAP (Unaudited)

(in thousands except share and per share amounts)

	Three months ended September 30, 2008				Three months ended September 30, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue	$11,758	$(1,333	)(a)	$10,425	$9,117	$(289	)(a)	$8,828
Cost of goods sold	7,514	—		7,514	5,769	—		5,769

Gross profit	4,244	(1,333)		2,911	3,348	(289)		3,059

General and administrative expenses	1,356	—		1,356	1,226	—		1,226
Sales and marketing expenses	218	—		218	157	—		157
Research and development expenses	179	—		179	177	—		177
Loss on disposal of assets	1,215	(1,215	)(b)	—	87	(87	)(b)	—

Total operating expenses	2,968	(1,215)		1,753	1,647	(87)		1,560

Income from operations	1,276	(118)		1,158	1,701	(202)		1,499

Other income (expense):
Change in carrying value of convertible preferred stock warrants	—	—		—	(2,839)	—		(2,839)
Interest income (expense) and other, net	392	—		392	(190)	—		(190)

Total other income (expense)	392	—		392	(3,029)	—		(3,029)

Income before income taxes	1,668	(118)		1,550	(1,328)	(202)		(1,530)
Income tax expense	49			—	—			—

Net income	1,619	(118)		1,550	(1,328)	(202)		(1,530)

Dividends on preferred stock	—	—		—	(1,543)	—		(1,543)
Accretion of redeemable preferred stock	—	—		—	(25,884)	—		(25,884)

Net income (loss) attributable to common stockholders	$1,619	$(118)		$1,550	$(28,755)	$(202)		$(28,957)

Net income (loss) per common share attributable to common stockholders:
Basic	$0.08	$(0.01)		$0.07	$(81.07)	$(0.57)		$(81.64)
Diluted	$0.07	$0.00		$0.07	$(81.07)	$(0.57)		$(81.64)

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common stockholders:
Basic	21,222,321	—		21,222,321	354,696	—		354,696
Diluted	22,084,570	—		22,084,570	354,696	—		354,696

(a)	R&D revenue associated with the development of eight inch wafers for SoS customer.
(b)	Loss on assets disposed of in the period.

Rubicon Technology, Inc.

Q3’08 and Q2’08 Reconciling Items to Financial Statements—GAAP to Non-GAAP (Unaudited)

(in thousands except share and per share amounts)

	Three months ended September 30, 2008				Three months ended June 30, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue	$11,758	$(1,333	)(a)	$10,425	$11,530	$(250	)(a)	$11,280
Cost of goods sold	7,514	—		7,514	7,193	—		7,193

Gross profit	4,244	(1,333)		2,911	4,337	(250)		4,087

General and administrative expenses	1,356	—		1,356	2,061	—		2,061
Sales and marketing expenses	218	—		218	245	—		245
Research and development expenses	179	—		179	233	—		233
Loss on disposal of assets	1,215	(1,215	)(b)	—	—	—		—

Total operating expenses	2,968	(1,215)		1,753	2,539	—		2,539

Income from operations	1,276	(118)		1,158	1,798	(250)		1,548

Other income (expense):
Change in carrying value of convertible preferred stock warrants	—	—		—	—	—		—
Interest income (expense) and other, net	392	—		392	441	—		441

Total other income (expense)	392	—		392	441	—		441

Income before income taxes	1,668	(118)		1,550	2,239	(250)		1,989
Income tax expense	49			—	61			—

Net income	1,619	(118)		1,550	2,178	(250)		1,989

Dividends on preferred stock	—	—		—	—	—		—
Accretion of redeemable preferred stock	—	—		—	—	—		—

Net income (loss) attributable to common stockholders	$1,619	$(118)		$1,550	$2,178	$(250)		$1,989

Net income (loss) per common share attributable to common stockholders:
Basic	$0.08	$(0.01)		$0.07	$0.10	$(0.01)		$0.09
Diluted	$0.07	$0.00		$0.07	$0.10	$(0.01)		$0.09

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common stockholders:
Basic	21,222,321	—		21,222,321	20,899,421	—		20,899,421
Diluted	22,084,570	—		22,084,570	22,337,443	—		22,337,443

(a)	R&D revenue associated with the development of eight inch wafers for SoS customer.
(b)	Loss on assets disposed of in the period.